Exhibit 99.3

(U.S. dollars
in millions)
2008
2008 average equity (12/31/2007 and each of 2008’s quarter ends)	$84.1
2008 average debt (12/31/2007 and at each of 2008’s quarter ends)	107.4

Total 2008 average total capital employed	$191.5

2008 net income, as reported	$22.1
Plus: 2008 interest expense, as reported	5.5
Less: Income taxes on 2008 interest expense at 38%*	(2.1)

Actual return on total capital employed = actual net income before interest expense, after tax	$25.5

Actual return on total capital employed percentage	13.3%

2007
2007 average equity (12/31/2006 and each of 2007’s quarter ends)	$66.3
2007 average debt (12/31/2006 and at each of 2007’s quarter ends)	110.8

Total 2007 average total capital employed	$177.1

2007 net income, as reported	$31.0
Plus: 2007 interest expense, as reported	7.0
Less: Income taxes on 2007 interest expense at 38%*	(2.7)

Actual return on total capital employed = actual net income before interest expense, after tax	$35.3

Actual return on total capital employed percentage	19.9%

Return on total capital employed is provided solely as a supplemental disclosure with respect to income generation because management believes it provides useful information with respect to earnings in a form that is comparable to North American Coal’s cost of capital employed, which includes both equity and debt securities.

*	Tax rate of 38% represents the Company’s marginal tax rate.